Exhibit 10.7

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$ 100,000.00	07-12-2016	07-01-2018	7101066		600714
References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Eaco corporation	Lender:	COMMUNITY BANK
	1500 N. LAKEVIEW AVENUE		ANAHEIM BRANCH
	ANAHEIM, CA 92807		1750 S. STATE COLLEGE BLVD.
ANAHEIM, CA 92806
(800) 788-9999

Principal Amount: $100,000.00	Date of Note: July 12, 2016

PROMISE TO PAY. EACO CORPORATION (“Borrower”) promises to pay to COMMUNITY BANK (“Lender”), or order, In lawful money of the United States of America, the principal amount of One Hundred Thousand & 00/100 Dollars ($100,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on July 1, 2018. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning August 1, 2016, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied to any accrued unpaid interest; then to principal; then to late charges; then to any unpaid collection costs. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Wall Street Journal Prime Rate, which is the Prime Rate published in the “Money Rates” section of the Wall Street Journal from time to time (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 3.500% per annum. Interest on the unpaid principal balance of this Note will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate equal to the Index, resulting in an initial rate of 3.500%. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: COMMUNITY BANK, ANAHEIM BRANCH, 1750 S. STATE COLLEGE BLVD., ANAHEIM, CA 92806.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 6.000% of the unpaid portion of the regularly scheduled payment or $5.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, the interest rate on this Note shall, if permitted under applicable law, immediately increase by adding an additional 5.000 percentage point margin (“Default Rate Margin”). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower,

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

PROMISSORY NOTE
Loan No: 7101066	(Continued)	Page 2

Insufficient Account Balance. Failure to satisfy Lender’s requirement set forth in the Insufficient Account Balance section of the Assignment of Deposit Account.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of California.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of ORANGE County, State of California.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $15.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law. Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

COLLATERAL. Borrower acknowledges this Note is secured by Collateral as described per Assignment of Deposit Account of even date.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested either orally or in writing by Borrower or as provided in this paragraph. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender’s office shown above. The following person or persons are authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender’s address shown above, written notice of revocation of such authority: GLEN F. CEILEY, CEO/CFO/SECRETARY of EACO CORPORATION. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower’s accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs.

COUNTERPARTS. This agreement, document or instrument may be executed in any number of counterparts and by different parties on separate counterparts, each of which when executed and delivered, shall be deemed to be an original and all of which taken together shall constitute one and the same agreement, document or instrument Delivery by facsimile or by electronic transmission in portable document format (PDF) of an executed counterpart of this agreement, document or instrument is as effective as delivery of an originally executed counterpart of this agreement, document or instrument.

JUDICIAL REFERENCE. Borrower and Lender agree that any dispute, action, proceeding or hearing (“Dispute”) arising out of, or relating to, this Agreement shall be determined by a consensual general judicial reference pursuant to the provisions of California Code of Civil Procedure Section 638 et seq.; as such statutes may be amended or modified from time to time. Upon a written request, or upon an appropriate motion by either party to this Agreement, any pending action relating to any Dispute and every Dispute shall be heard by a retired judge or justice of the courts of the State of California or a federal court judge (the “Referee”), who shall try ail issues (including any and all questions of law and questions of fact relating thereto), and issue findings of fact and conclusions of law and report a statement of decision The Referee’s statement of decision will constitute the conclusive determination of the Dispute. Borrower and Lender agree that the Referee shall have the power to issue all legal and equitable relief appropriate under the circumstances before him/her in the same manner as would a judge sitting without a jury.

LETTER OF CREDIT FACILITY. Subject to the terms of this Agreement. Lender will issue standby letters of credit and/or commercial letters of credit (each, a “Letter of Credit”) on behalf of Borrower. At no time, however, shall the total face amount of all letters of credit outstanding, less any partial draws paid under the letters of credit exceed the amount available under straight line of credit to maximum of $100,000.00.

(1) Upon Lender’s request, Borrower promptly shall pay to Lender issuance fees and such other fees, commissions, costs, and any out-of-pocket expenses charged or incurred by Lender with respect to any Letter of Credit.

(2) The commitment by Lender to issue Letters of Credit shall, unless earlier terminated in accordance with the terms of this Agreement, automatically terminate on the Expiration Date and no Letter of Credit shall expire after the Expiration Date. Expiration Date means the current maturity date of the Note or any future maturity date as described in any renewal, extension, modification, refinancing, consolidation or substitution for the Note.

(3) Each Letter of Credit shall be in form and substance satisfactory to Lender and in favor of beneficiaries satisfactory to Lender, provided that Lender may refuse to issue a Letter of Credit due to the nature of the transaction or its terms or in connection with any transaction where Lender, due to the beneficiary or the nationality or residence of the beneficiary, would be prohibited by any applicable law, regulation, or order from issuing such Letter of Credit.

PROMISSORY NOTE
Loan No: 7101066	(Continued)	Page 3

(4) Prior to the issuance of each Letter of Credit, and in all events prior to any daily cutoff time Lender may have established for purposes thereof, Borrower shall deliver to Lender a duly executed form of Lender’s standard form of application for issuance of letter of credit with proper insertions.

(5) Notwithstanding anything contained in this Agreement or any Related Documents to the contrary, upon issuance of a Letter of Credit by Lender, the amount available for Advances hereunder shall automatically be reduced by the face amount of such Letter of Credit, and such amount shall remain unavailable for Advances so long as Lender remains obligated to make payments under the Letter of Credit.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Borrower may notify Lender if Lender reports any inaccurate information about Borrower’s account(s) to a consumer reporting agency. Borrower’s written notice describing the specific inaccuracy(ies) should be sent to Lender at the following address: COMMUNITY BANK Loan Support Group P.O. Box 54477 Los Angeles, CA 90054.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

EACO CORPORATION

By:	/s/ GLEN F. CEILEY
GLEN F. CEILEY, CEO/CFO/SECRETARY of EACO CORPORATION

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